                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                      TRC


                 NOTICE OF ANNUAL MEETING TO BE HELD OCTOBER 24, 1997


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Friday, October 24, 1997 at 10:00 a.m., at the Company's executive office, 5 Waterside Crossing, Windsor, Connecticut, to consider and take action on the following items:

    1.   The election of five directors for the ensuing year;

    2. The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1998; and

    3. Such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of Common Stock as of the close of business on September 8, 1997 are entitled to receive notice of and vote at this meeting.
 If your shares are held of record by a broker or other nominee in street name, you cannot vote at the meeting unless the broker or nominee gives written notice to the Company that you are its authorized representative for those shares.

By Order of the Board of Directors


/s/ Martin H. Dodd
Martin H. Dodd
Senior Vice President and Secretary



Dated at Windsor, Connecticut
September 24, 1997


IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE.

                                   PROXY STATEMENT


GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock for the Annual Meeting (the "Meeting") to be held October 24, 1997, and any adjournment or adjournments thereof.
The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matters described in item 2 in the Notice of Annual Meeting.

    The vote required for the election of directors and approval of the other proposal is set forth in the discussion of the proposals. Abstentions are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Common Stock present or represented on a proposal is required for approval (Proposal 2), abstentions are counted in determining the number of shares present or represented. On proposals which require the affirmative vote of a majority of the outstanding shares for approval, abstentions have the same effect as a vote "against." New York Stock Exchange rules permit brokers to vote on both proposals in instances where the broker has not received instructions from the beneficial owner of the shares.

    The Company's Annual Report, including financial statements, for the fiscal year ended June 30, 1997, is being mailed to shareholders along with the Notice of Annual Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the fiscal year ended June 30, 1997 are incorporated herein by reference.

    The record date for determining those shareholders entitled to vote at the Annual Meeting was September 8, 1997. On that date, the Company had 6,228,332 shares of Common Stock outstanding and entitled to vote*. Each share of Common Stock is entitled to one vote.

    The mailing address of the Company's principal executive office is 5 Waterside Crossing, Windsor, CT 06095, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is September 24, 1997.

___________________
*Does not include shares issued in connection with the acquisition of the assets of Environmental Solutions, Inc. which will not be votable until delivered in 1999. See Certain Transactions, page 13.

PRINCIPAL SHAREHOLDERS

    The table below sets forth information as of September 8, 1997 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Information in the table was reported to the Company by the beneficial owners on forms as required by the Securities and Exchange Commission.

    NAME AND ADDRESS OF                    NUMBER OF SHARES         PERCENT OF
     BENEFICIAL OWNER                     BENEFICIALLY OWNED       COMMON STOCK
    -------------------                   ------------------       ------------
State of Wisconsin Investment Board             647,900                9.7%
    Madison, Wisconsin
T. Rowe Price                                   525,000                7.8
    Baltimore, Maryland
The TCW Group, Inc.                             448,100                6.7
    Los Angeles, California
Dimensional Fund Advisors Inc.                  426,050                6.4
    Santa Monica, California
Sven B. Karlen, Jr.                             425,000                6.4
    Grandview Partners L.P.
    Boston, Massachusetts
Richard D. Ellison                              382,328*               5.7
    Chairman, President,
    Chief Executive Officer and
    Director of the Company
    Windsor, Connecticut

______________________
*See Footnote, page 5

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held seven (7) meetings during the fiscal year ended June 30, 1997. Messrs. Large and McNealey had perfect attendance records for meetings of the Board of Directors and of the committees of which they were members. Mr. Jepsen attended all but one of the meetings of the Board and attended all his committee meetings. Messrs. Ellison and McGuire had perfect attendance records for all meetings after they were elected to the Board on April 1, 1997.

    The Audit Committee of the Board of Directors, currently composed of Messrs. Jepsen (Chairman), Large and McNealey, met four times during the fiscal year ended June 30, 1997. The Audit Committee, which is elected annually, reviews with Price Waterhouse LLP, the Company's independent accountants, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection of the independent accountants for the Company. In addition, the Audit Committee initiated the investigation into allegations of improper exercising of stock options and other matters by former Chairman and Chief Executive Officer Vincent A. Rocco and former President Bruce D. Cowen and recommended to the Board that a Special Committee be formed to further this investigation.

    Also in fiscal 1997, the Board of Directors formed a Special Committee composed of Messrs. McNealey (Chairman), Large and Jepsen to investigate the above noted allegations concerning Messrs. Rocco and Cowen. The Special Committee met ten times in fiscal 1997. The Special Committee conducted its investigation with the assistance of outside counsel and accountants who had no prior affiliation with the Company and also consulted with the Company's independent accountants. The investigation revealed no circumstances that had any material effect on the Company's historical audited financial statements.

    The Compensation Committee of the Board of Directors, currently composed of Messrs. Large (Chairman), Jepsen and McNealey, met two (2) times during the fiscal year ended June 30, 1997. The Committee approves the general salary scale for senior employees of the Company and its subsidiaries and specifically establishes the compensation package for the Chairman and the executive officers. The Committee's actions are discussed more fully in the Compensation Committee Report on Executive Compensation (see pages 10 and 11).

    The Nominating Committee of the Board of Directors, currently composed of Messrs. McNealey (Chairman) and Large, met once during the fiscal year ended June 30, 1997. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors.

ELECTION OF DIRECTORS

    The five individuals named in the following table have been nominated for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. Messrs. Jepsen, Large and McNealey were elected directors at the 1996 Annual Meeting.

    Should any of such nominees decline or become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.


    NAME, PRINCIPAL OCCUPATION                                       SERVED AS
    DURING PAST FIVE YEARS AND                                        DIRECTOR
    OTHER CORPORATE DIRECTORSHIPS                          AGE         SINCE
    -----------------------------                          ---       ----------
Richard D. Ellison                                         58           1997
CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND
DIRECTOR OF THE COMPANY AND PRESIDENT OF
TRC ENVIRONMENTAL SOLUTIONS, INC.

Edward G. Jepsen                                           54           1989
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
OFFICER OF AMPHENOL CORPORATION

Edward W. Large, Esq.                                      67           1990
COUNSEL TO THE LAW FIRMS OF CROWELL & MORING
AND DAY, BERRY & HOWARD; FORMERLY EXECUTIVE
VICE PRESIDENT AND DIRECTOR OF UNITED
TECHNOLOGIES CORPORATION

Richard J. McGuire, Jr.                                    53           1997
PRESIDENT OF TRC MARIAH ASSOCIATES, INC.

J. Jeffrey McNealey, Esq.                                  53           1985
PARTNER IN THE LAW FIRM OF PORTER,
WRIGHT, MORRIS & ARTHUR


    At the Annual Meeting of Shareholders held on October 25, 1996, approximately 98% of the total number of shares entitled to vote at that Meeting for the election of directors were represented in person or by proxy.
 More than 92% of the shares voting at that Meeting were cast in favor of Messrs. Jepsen, Large and McNealey.

    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth as of September 8, 1997 (or other specified date), the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group based upon information furnished by each director and executive officer.

                                       SHARES BENEFICIALLY
                                         OWNED DIRECTLY         PERCENT OF
NAME OF INDIVIDUAL OR GROUP              OR INDIRECTLY(1)      COMMON STOCK(2)
---------------------------            -------------------     --------------
John H. Claussen                             14,428(3)               *
Richard D. Ellison                          382,328(4)              5.7
Glenn E. Harkness                            13,462(5)               *
Edward G. Jepsen                             27,833(6)               *
Miro Knezevic                               143,442(7)              2.1
Edward W. Large                              17,333(6)               *
Richard J. McGuire, Jr.                     233,573                 3.5
J. Jeffrey McNealey                          10,173(6)               *
Vincent A. Rocco                            246,122(8)              3.7
Bruce D. Cowen                              243,353(8)              3.6

All directors and executive officers as
 a group (10 individuals)                   855,231(9)             12.6


_____________
*Indicates that the number of shares owned represents less than 1% of the Common Stock

(1) Includes shares which may be acquired within sixty (60) days by the exercise of outstanding options and warrants.

(2) The number of shares that may be acquired within sixty (60) days by the exercise of outstanding options and warrants has been added to the number of shares actually outstanding for purposes of computing ownership percentages.

(3) Includes 9,583 shares that may be acquired by exercise of outstanding stock options.

(4) Includes 37,500 shares that may be acquired by the exercise of outstanding warrants. Also includes 344,828 shares payable pursuant to the Asset Purchase Agreement dated March 21, 1994, under which the Company purchased the business assets, liabilities and obligations of Environmental Solutions, Inc. These shares are not deliverable until the end of 1999, and Mr. Ellison disclaims beneficial ownership of these shares. See Certain Transactions, page 13.

(5) Includes 10,667 shares that may be acquired by exercise of outstanding stock options.

(6) Includes 2,333 shares that may be acquired by the exercise of outstanding stock options.

(7) Includes 12,500 shares that may be acquired by the exercise of outstanding warrants. Also includes 114,942 shares payable pursuant to the Asset Purchase Agreement dated March 21, 1994, under which the Company purchased the business assets, liabilities and obligations of Environmental Solutions, Inc. These shares are not deliverable until the end of 1999, and Mr. Knezevic disclaims beneficial ownership of these shares. See Certain Transactions, page 13.

(8) Includes shares beneficially owned as of December 31, 1996. Messrs. Rocco and Cowen resigned on April 1, 1997.

(9) Includes 83,249 shares for directors and executive officers that may be acquired by the exercise of outstanding options and warrants. Excludes any shares held by Messrs. Rocco and Cowen.

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives an annual retainer of $12,000. Directors who are also employees of the Company or any of the Company's subsidiaries receive no remuneration for serving as directors. In addition, the directors participate in the Company's Stock Option Plan. Messrs. Large, Jepsen and McNealey each received options to purchase 19,000 shares of the Company's Common Stock in fiscal 1997.

COMPENSATION OF EXECUTIVE OFFICERS

    A)  SUMMARY COMPENSATION TABLE

    The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by the Company's Chairman, Chief Executive Officer and President and the other four most highly compensated executive officers of the Company and its subsidiaries as well as the former Chairman and Chief Executive Officer and former President of the Company (the "named executive officers") for each of the three years in the period ended June 30, 1997.

                              SUMMARY COMPENSATION TABLE


                                                                          Long Term
                                              Annual Compensation(1)    Compensation(2)
                                              ---------------------     ---------------
          Name and                                                           Option                All other
     Principal Position            Year        Salary ($)    Bonus ($)     Awards (#)        Compensation ($)(3)
     ------------------            ----        ----------    ---------     ----------        -------------------
RICHARD D. ELLISON                 1997          340,800         -           18,000                  -
Chairman, Chief Executive          1996          392,200         -             -                     -
  Officer and President            1995          455,900         -             -                     -

MIRO KNEZEVIC                      1997          210,800         -           15,000                  -
Executive Vice President           1996          224,900         -             -                     -
 of TRC Environmental              1995          245,900         -             -                     -
 Solutions, Inc.

JOHN H. CLAUSSEN                   1997          197,700         -           35,000                 6,182
President of TRC                   1996          195,600       15,000         5,000                 6,476
 Environmental Corporation         1995          188,000       15,000         5,000                 7,596

RICHARD J. MCGUIRE, JR.            1997          196,000         -           18,000                 3,522
President of TRC                   1996          228,900         -             -                    6,239
 Mariah Associates, Inc.           1995          159,000         -             -                    4,991

GLENN E. HARKNESS                  1997          158,400         -            9,000                 6,415
Senior Vice President of TRC       1996          156,700         -            2,250                 5,918
 Environmental Corporation         1995          150,700         -            2,500                 5,746

VINCENT A. ROCCO                   1997          211,500(4)      -           75,000                 2,856
Former Chairman and                1996          275,000       65,000          -                    6,493
 Chief Executive Officer           1995          257,000       65,000        25,000                 8,081

BRUCE D. COWEN                     1997          176,700(4)      -           75,000                 5,052
Former President                   1996          223,000       65,000          -                    6,576
                                   1995          207,000       65,000        25,000                 8,309

___________________
(1) Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(2) The Company has not made any restricted stock awards and its long-term incentive awards to executive officers consist of stock options rather than cash payments.

(3) Amounts of all other compensation include (i) contributions by the Company under the 401(k) Retirement and Savings Plan and (ii) officers' supplemental health benefit of up to $1,000 for each executive officer.

(4) Messrs. Rocco and Cowen resigned as of April 1, 1997. Compensation shown is for the period July 1, 1996 through April 1, 1997.

     B)  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock during the 1997 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.


                                   Individual Grants
---------------------------------------------------------------------------------------------------
                                                                                                        Potential Realizable Value
                             Number of                                                                   at Assumed Annual Rates
                               Shares         % of Total Options                                        of Stock Price Appreciation
                             Underlying           Granted to               Exercise or                       for Option Term(2)
                              Options            Employees in              Base Price     Expiration   ---------------------------
     Name                  Granted (#)(1)         Fiscal Year                ($/Sh)          Date         5% ($)          10% ($)
------------------         --------------     ------------------          -----------     ----------   ----------      -----------
RICHARD D. ELLISON             18,000                2.4                     $3.50         05/02/05      $17,407         $ 38,462
Chairman, Chief Executive
 Officer and President

MIRO KNEZEVIC                  15,000                2.0                      3.50         05/02/05       14,506           32,051
Executive Vice President
 of TRC Environmental
 Solutions, Inc.

JOHN H. CLAUSSEN               35,000                4.8                     3.93          05/02/05       37,992           83,944
President of TRC
 Environmental Corporation

RICHARD J. MCGUIRE, JR.        18,000                2.4                     3.50          05/02/05       17,407           38,462
President of TRC
 Mariah Associates, Inc.

GLENN E. HARKNESS               9,000                1.2                     3.50          02/05/02        8,704           19,231
Senior Vice President of TRC
 Environmental Corporation

VINCENT A. ROCCO(3)            75,000               10.1                     4.00          08/15/01          -               -
Former Chairman and
 Chief Executive Officer

BRUCE D. COWEN(3)              75,000               10.1                     4.00          08/15/01          -               -
Former President

____________________
(1) Options are granted at 100% of the market price of the underlying Common Stock on the date of grant and vest 331/3% a year beginning one year from the date of grant (or in the case of the Series A and Series B Options, beginning August 1, 1998). Most options granted in fiscal 1997 have an eight-year term and are equally divided between two series. Series A lapse in their entirety in the event the earnings per share of the Company's Common Stock for the fiscal year ended June 30, 1998 are not greater than or equal to 26 cents (excluding any special, one-time charges or gains). Series B lapse in their entirety in the event the average days outstanding on accounts receivable is not less than or equal to 115 days as of June 30, 1998. In addition to receiving a total of 15,000 Series A and Series B Options, Mr. Claussen received options to purchase 20,000 shares which vest 331/3% a year beginning one year from the date of grant and have a five-year term. Vesting of all options may accelerate in certain change-of-control situations.

(2) These amounts represent certain assumed rates of appreciation in accordance with Securities and Exchange Commission rules. The actual value, if any, that an executive officer may realize is dependent upon the future performance of the Common Stock and continued employment through the vesting period.

(3) All options and warrants held by Messrs. Rocco and Cowen were canceled pursuant to their termination agreements dated April 1, 1997.

     C) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 1997 fiscal year and unexercised options held as of the end of the fiscal year.


                                                                              Number of Shares              Value of Unexercised
                                                                            Underlying Unexercised        In-the-Money Options at
                               Shares Acquired                              Options at 6/30/97 (#)             6/30/97 ($)(1)
       Name                     on Exercise (#)    Value Realized ($)     Exercisable/Unexercisable      Exercisable/Unexercisable
-------------------------      ----------------    ------------------     --------------------------     -------------------------
RICHARD D. ELLISON                     -                   -                   -          18,000           $  -        $ 9,000
Chairman, Chief Executive
Officer and President

MIRO KNEZEVIC                          -                   -                   -          15,000              -          7,500
Executive Vice President
 of TRC Environmental
 Solutions, Inc.

JOHN H. CLAUSSEN                       -                   -                  9,583       39,167              -          7,500
President of TRC
 Environmental
 Corporation

RICHARD J. MCGUIRE, JR.                -                   -                   -          18,000              -          9,000
President of TRC
 Mariah Associates, Inc.

GLENN E. HARKNESS                      -                   -                 10,667        9,833              -          4,500
Senior Vice President
 of TRC Environmental
 Corporation

VINCENT A. ROCCO(2)                      -                   -                  -            -                  -           -
Former Chairman and
 Chief Executive Officer

BRUCE D. COWEN(2)                        -                   -                  -            -                  -           -
Former President

__________________
(1) Based upon the closing price of the Company's Common Stock on June 30, 1997 of $4.00.

(2) All options held by Messrs. Rocco and Cowen were canceled pursuant to their termination agreements dated April 1, 1997.

     D)  EMPLOYMENT CONTRACTS AND TERMINATION/CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the Company's acquisition of Environmental Solutions, Inc., a subsidiary of the Company entered into four-year employment agreements with Richard D. Ellison and Miro Knezevic. The agreements expire according to their terms on March 21, 1998 and entitle Messrs. Ellison and Knezevic to annual salaries of $440,000 and $235,000, respectively, in the initial year subject to adjustment upwards or downwards in subsequent years based on certain profit goals for the TRC Environmental Solutions, Inc. business. In addition, all amounts outstanding under the $7 million Amended Subordinated
Note issued by the Company in favor of R&M Corporation, a corporation of which Messrs. Ellison and Knezevic are the sole shareholders, are subject to acceleration in the event Mr. Ellison no longer holds the office of Chairman, Chief Executive Officer and President of the Company as a result of action of the Company's Board of Directors. See Certain Transactions, page 13.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee seeks to achieve the following objectives:

     - Competitive pay that allows the Company to attract and retain personnel with skills critical to the long-term success of the Company;

     - Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

     - Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

     The Company's executive compensation program includes three components:
(1) base salary; (2) annual bonus; and (3) long-term incentive awards. It is the intent of the Committee to link executive compensation as directly as possible with the Company's financial performance.

BASE SALARY       Ranges of appropriate base salaries are determined by an
                  analysis of salary data on positions of comparable responsibility within the environmental services sector.
                  Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee's preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

ANNUAL BONUS      Annual bonuses are paid pursuant to an Executive Incentive
                  Compensation Plan established in 1988 for officers and senior managers of the Company and its subsidiaries. Under the Plan, an incentive pool is created each fiscal year and is distributed if certain financial goals for the Company are met.

                  The amount of the incentive pool distributed depends on a number of factors including net income objectives and performance on strategic initiatives.

LONG-TERM         The purpose of this element of the executive compensation
INCENTIVE AWARDS  program is to link management pay with the long-term interest of shareholders, rather than performance in one single fiscal year as is the case with annual bonuses. The
                  Committee is currently using eight-year incentive stock options to achieve the long-term link and has adopted a vesting requirement for the first three years of the grant. The options are granted pursuant to the Company's Stock Option Plan adopted in 1979 and subsequently amended. In determining annual stock option grants, the Committee bases its decision on the individual executive's performance and potential to improve shareholder value.

                SUBMITTED BY THE COMPENSATION COMMITTEE:

                        Edward W. Large
                        Edward G. Jepsen
                        J. Jeffrey McNealey

STOCK PERFORMANCE INFORMATION

     The following graph compares the cumulative, five-year total return on the Company's Common Stock with the Standard & Poor's 500 Stock Index and an index of peer companies. The peer group consists of six other environmental companies providing services similar to those of TRC. The figures presented assume that all dividends, if any, paid over the five-year period were reinvested, and the starting value of each index and the investment in the Company's stock was $100 on June 30, 1992.


                                CUMULATIVE TOTAL RETURN

                                      YEARS ENDED
                  JUN -92  JUN-93   JUN-94   JUN-95   JUN-96   JUN-97

TRC               $100.00  $ 60.87  $ 86.96  $ 65.22  $ 51.09  $ 34.78
S&P 500            100.00   113.63   115.23   145.27   183.04   246.55
PEER GROUP         100.00    96.36    73.82    65.34    59.65    57.57

The companies included in the peer group are Dames & Moore, Inc., Earth Technology Corp. (acquired by Tyco International Ltd. in February, 1996), EMCON, Inc., Harding Lawson Associates, Inc., ICF Kaiser International, Inc. and Roy F. Weston, Inc. Information concerning the peer group and the Standard & Poor's 500 Stock Index was supplied to the Company by Standard & Poor's Compustat, a division of The McGraw-Hill Companies.

CERTAIN TRANSACTIONS

     On March 21, 1994, a subsidiary of the Company acquired the business assets, liabilities and obligations of Environmental Solutions, Inc., an environmental engineering and consulting business headquartered in Irvine, California. The purchase price for the assets consisted of approximately $4.8 million in cash; a $14 million 5.75% three-year promissory note (the "Note"); and 459,770 shares of the Company's Common Stock. None of the stock is payable until the end of 1999. Mr. Ellison, President of the subsidiary now known as TRC Environmental Solutions, Inc., was a 75% shareholder of the selling company and is entitled to 75% of the purchase consideration. Mr. Ellison received a total of $225,786 in interest payments on the Note in fiscal 1997. Mr. Knezevic, Executive Vice President of the subsidiary, was a 25% shareholder of the selling company and is entitled to 25% of the purchase consideration. Mr. Knezevic received a total of $75,261 in interest payments
on the Note in fiscal 1997.   The Company did not make the $7 million final
principal payment due March 21, 1997 on the Note. As a result, the Note was amended extending the payment term and increasing the interest rate to the greater of the interest rate paid on the Company's bank debt or 73/4%. In connection with the amendment of the Note, a warrant to purchase 50,000 shares of the Company's Common Stock at an exercise price of $4.50 with a term expiring July 11, 2000 was issued. Mr. Ellison's spouse and two of his brothers-in-law were employed in the normal course of business by the subsidiary during fiscal 1997 at annual salaries (including bonus) of $68,864, $120,629, and $115,703, respectively. Law firms of which Mr. Large was of counsel and Mr. McNealey was a partner were among a number of law firms which provided legal services to the Company in fiscal 1997.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has nominated the firm of Price Waterhouse LLP to be independent accountants for the Company for the fiscal year ending June 30, 1998. Price Waterhouse LLP has been the Company's independent accountants for eleven years. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and available to make statements and to respond to appropriate questions from shareholders. The affirmative vote of a majority of shares present and entitled to vote at the Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

1998 SHAREHOLDER NOMINATIONS AND PROPOSALS

     Shareholders who wish to suggest nominees for election to the Board of Directors at the 1998 Annual Meeting should write, on or before May 27, 1998, to the Secretary of the Company at 5 Waterside Crossing, Windsor, CT 06095, stating in detail the qualifications of such persons for consideration by the Nominating Committee of the Board of Directors.

     If any shareholder intends to present a proposal for consideration at the 1998 Annual Meeting of Shareholders, such proposal must also be received by the Secretary of the Company on or before May 27, 1998, in order to be included in the Company's Proxy Statement. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations established by the Securities and Exchange Commission.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST. ADDRESS REQUESTS TO: TRC COMPANIES, INC., 5 WATERSIDE CROSSING, WINDSOR, CT 06095, ATTENTION: INVESTOR RELATIONS.

     The cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

                          By Order of the Board of Directors


                                /s/ Martin H. Dodd
                                    Martin H. Dodd
                         Senior Vice President and Secretary

Dated at Windsor, Connecticut
September 24, 1997

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                              TRC COMPANIES, INC.
                                     PROXY

I (We) hereby appoint Richard D. Ellison and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held October 24, 1997 at 10:00 a.m. at the executive offices of the Company at 5 Waterside Crossing, Windsor, Connecticut and at any adjournment thereof: (Please place mark in one box only.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

ITEM 1--Election of five (5) nominees for directors.

FOR              WITHHELD         Richard D. Ellison, Edward G. Jepsen, Edward W. Large, Richard J. McGuire,
 / /             / /              Jr. and J. Jeffrey McNealey.
                                  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                                  NOMINEE'S NAME ON THE LINE PROVIDED BELOW.
                                  ---------------------------------------------------------------------------

ITEM 2-- The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1998.

         / /  FOR             / /  AGAINST             / /  ABSTAIN

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 5 NOMINEES FOR DIRECTOR AND FOR ITEM 2.
                                              Dated ______________________, 1997
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

                                              Please sign exactly as your name
                                              or names appear on this Proxy.
                                              Joint owners should each sign.
                                              Attorneys, executors,
                                              administrators, trustees or
                                              guardians should so indicate when
                                              signing.